Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Alfi, Inc.

Miami, Florida

We hereby consent to the use in this Registration Statement on Form S-8 of Alfi Inc. of our report dated May 5, 2021, relating to the financial statements of Alfi, Inc. as of December 31, 2020 and 2019 and for the years then ended, which are incorporated by reference in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Slack & Company CPAs

Fort Mill, SC

May 7, 2021